Exhibit 99.1

Northwestern Travel Service, LP

Financial Report

December 28, 2003

McGladrey & Pullen, LLP is a member firm of RSM International –

an affiliation of separate and independent legal entities.

Contents

Independent Auditor’s Report	1

Financial Statements

Balance sheet	2 - 3

Statement of income	4

Statement of partners’ equity	5

Statement of cash flows	6

Notes to financial statements	7 - 9

Independent Auditor’s Report

To the Partners

Northwestern Travel Service, LP

Minneapolis, Minnesota

We have audited the accompanying balance sheet of Northwestern Travel Service, LP, a limited partnership (the Company), as of December 28, 2003, and the related statements of income, partners’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 28, 2003, and the results of its operations and its cash flows for the year then ended in conformity with United States generally accepted accounting principles.

/s/ McGladrey & Pullen, LLP

Minneapolis, Minnesota

March 1, 2004

McGladrey & Pullen, LLP is a member firm of RSM International –

an affiliation of separate and independent legal entities.

Northwestern Travel Service, LP

Balance Sheet

December 28, 2003

Assets
Current Assets
Cash and cash equivalents	$6,930,823
Investment in available-for-sale securities (Note 3)	7,102,108
Trade receivables, less allowance for doubtful accounts of $75,000 (Note 2)	8,129,404
Prepaid expenses	170,405

Total current assets	22,332,740

Property and Equipment, at cost
Furniture and equipment	3,536,035
Leasehold improvements	313,791

3,849,826

Less accumulated depreciation	3,047,634

802,192

Other Assets
Cash value of life insurance policies	414,800
Deposits	58,016

472,816

$23,607,748

See Notes to Financial Statements.

Northwestern Travel Service, LP

Balance Sheet

December 28, 2003

Liabilities and Partners’ Equity
Current Liabilities
Accounts payable:
Deposits on tours/programs and vendor payables	$7,947,262
Other	1,345,311
Accrued expenses:
Compensation	2,129,833
Profit-sharing (Note 4)	1,050,017
Other	1,416,346

Total current liabilities	13,888,769

Deferred Revenue	900,000

Deferred Compensation (Notes 4 and 5)	414,800

Commitments and Contingencies (Note 5)

Partners’ Equity	8,404,179

$23,607,748

See Notes to Financial Statements.

Northwestern Travel Service, LP

Statement of Income

Year Ended December 28, 2003

Revenues:
Sales commissions	$10,234,888
Service fees and other commissions	26,694,811
Interest	255,392

37,185,091

Expenses:
Salaries and payroll taxes	22,352,483
Advertising and promotion expenses	671,609
Rent and license fees (Note 5)	1,451,496
Delivery and office	472,209
Profit-sharing contribution (Note 4)	1,050,000
Professional services	831,739
Printing	178,733
Business insurance coverage and group health claims	1,687,456
Telephone	544,112
Depreciation and amortization	518,592
Other	1,048,241

30,806,670

Net income	6,378,421

Unaudited pro forma net income:
Income before provision for income taxes	6,378,421

Pro forma income tax expense	(2,360,000)

Pro forma net income	$4,018,421

See Notes to Financial Statements.

Northwestern Travel Service, LP

Statement of Partners’ Equity

Year Ended December 28, 2003

	Limited Partnership Units		Partners’ Equity
	Class A	Class B
Balance, December 29, 2002	40,000	15,000	$7,449,553
Net income	—	—	6,378,421
Distributions to partners	—	—	(5,423,795)

Balance, December 28, 2003	40,000	15,000	8,404,179

See Notes to Financial Statements.

Northwestern Travel Service, LP

Statement of Cash Flows

Year Ended December 28, 2003

Cash Flows From Operating Activities
Net income	$6,378,421
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	518,592
Loss on disposal of fixed assets	16,961
Deferred revenue	(300,000)
Deferred compensation	69,800
(Increase) decrease in:
Accounts receivable	2,933,516
Prepaid expenses	116,145
Increase (decrease) in:
Accounts payable	(4,194,042)
Accrued expenses	(130,849)

Net cash provided by operating activities	5,408,544

Cash Flows From Investing Activities
Acquisition of property and equipment	(371,320)
Proceeds from sale of property and equipment	13,611
Purchases of available-for-sale securities, net	(269,014)
Other assets	(60,241)

Net cash used in investing activities	(686,964)

Cash Flows From Financing Activities
Distribution to partners	(5,423,795)

Net cash used in financing activities	(5,423,795)

Net decrease in cash and cash equivalents	(702,215)

Cash and Cash Equivalents
Beginning of year	7,633,038

End of year	$6,930,823

See Notes to Financial Statements.

Northwestern Travel Service, LP

Notes to Financial Statements

Note 1. Nature of Business and Summary of Significant Accounting Policies

Nature of business: Northwestern Travel Service, LP, a limited partnership (the Company), is a full-line travel agency, serving commercial and individual customers. The Company also markets, promotes and administers incentive programs. The limited partnership consists of a general partner and several limited partners. The general partner has majority voting rights and is allocated 46 percent of the Company’s profits and losses. The limited partners have minority voting rights and are allocated 54 percent of the Company’s profits and losses.

A summary of significant accounting policies follows:

Personal assets and liabilities and partners’ salaries: In accordance with the generally accepted method of presenting partnership financial statements, the financial statements do not include the personal assets and liabilities of the partners, including their obligation for income taxes on their distributive shares of the net income of the partnership, nor any provision for income tax expense.

The 2003 income statement includes salary expense paid to partners of approximately $429,000.

Fiscal year: The Company’s fiscal year ends on the Sunday closest to December 31. The year ended December 28, 2003 contained 52 weeks.

Revenue recognition: Commissions and service fees from ticketing, reservations and other transportation services for commercial travel are recognized when ticketed. Commissions and service fees for leisure travel are recognized when final payments are received from the customer. Revenues from incentive travel arrangements are recognized primarily on a completed-travel basis. Revenues from incentive travel programs requiring extensive prearrangements are recognized before completed travel to the extent of costs incurred related to the travel program. Other commissions, which consist primarily of hotel, car and override commissions, are recognized when received.

Cash and cash equivalents: The Company considers all highly liquid investments as cash equivalents. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Trade receivables: Trade receivables are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition and credit history. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received. A trade receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 30 days.

Property and equipment: Additions to property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the related estimated useful life. Estimated useful lives of the property and equipment are as follows:

Years
Furniture and equipment	3 – 5
Leasehold improvements	Lease term

Northwestern Travel Service, LP

Notes to Financial Statements

Note 1. Nature of Business and Summary of Significant Accounting Policies (Continued)

Deferred revenue: The Company will, at times, receive certain incentive payments relating to long-term service agreements. These payments are set up as deferred revenue and amortized over the term of the agreement on a straight-line basis (currently five years). Should the Company terminate the agreement early, it would be required to refund the pro rata share of the incentive payment remaining.

Accounting for long-lived assets: The Company reviews its long-lived assets periodically for potential impairment. To date, management has determined that no impairment of its long-lived assets exists.

Income taxes: The Company is a limited partnership and all income taxes are the responsibility of the individual partners. The unaudited pro forma net income information in the accompanying statement of income reflects the application of corporate income taxes to the Company’s taxable income at an assumed combined federal and state tax rate of 37 percent.

Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2. Line of Credit

The Company has a $250,000 line of credit, all of which was unused as of December 28, 2003. Interest on borrowings under the line of credit is payable at 1.0 percent over the prime lending rate (5.0 percent as of December 28, 2003). Borrowings under this agreement are secured by accounts receivable and are personally guaranteed by the Class B Limited Partner.

Note 3. Investment in Available-for-Sale Securities

Investment securities are classified as available-for-sale securities, as the Company intends to hold these securities for an indefinite period of time. Securities available for sale at December 28, 2003, consist of state and local municipal bonds and are reported at fair value, which approximates amortized cost, with interest income recorded as earned and any discounts or premiums amortized over the term of the bond.

The fair values of marketable securities at December 28, 2003, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations, sometimes without call or prepayment penalties.

In one year or less	$935,524
After one year through five years	1,910,053
After five years through ten years	1,785,037
More than ten years	2,471,494

$7,102,108

Northwestern Travel Service, LP

Notes to Financial Statements

Note 4. Profit-Sharing Plan

The Company sponsors a profit-sharing 401(k) plan and trust for all employees who meet eligibility requirements. The Company matches a portion of the employees’ contributions and makes discretionary profit-sharing contributions. For the year ended December 28, 2003, the Company’s profit-sharing expense was $1,050,000.

Note 5. Commitments and Contingencies

Operating leases: The Company leases office space from a related party under a noncancelable operating lease agreement, which requires monthly rental payments of $18,000 through September 2013. The Company also leases certain equipment and office space under noncancelable operating leases from unrelated parties. In addition to the minimum lease payments, the office leases require payment for a proportionate share of the real estate taxes and operating expenses. Costs incurred under these operating leases, including real estate taxes and operating expenses, are recorded as rent expense and aggregated approximately $1,019,000 for the year ended December 28, 2003. Related-party rent, included in the total above, was $216,000 for the year ended December 28, 2003.

Minimum future obligations on operating leases, excluding real estate taxes and operating expenses, in effect as of December 28, 2003, are as follows:

Fiscal Years	Related Party	Unrelated Parties	Total
2004	$216,000	$388,000	$604,000
2005	216,000	295,000	511,000
2006	216,000	78,000	294,000
2007	216,000	30,000	246,000
2008	216,000	—	216,000
Thereafter	1,026,000	—	1,026,000

	$2,106,000	$791,000	$2,897,000

License agreement: The Company has a license agreement through 2004 with a department store chain (the Chain) to operate and manage the travel bureaus located within several of the Chain’s locations throughout Minnesota and Michigan. This license agreement calls for certain commissions, which totaled approximately $212,000 for the year ended December 28, 2003.

Deferred compensation: The Company has deferred compensation agreements with certain key employees to provide benefits upon retirement. The estimated liability under these agreements is being accrued over the expected remaining years of employment. Deferred compensation accrued under these agreements as of December 28, 2003, was approximately $415,000.

Note 6. Subsequent Event (Unaudited)

Effective May 24, 2004, the Company sold 100 percent of its partnership interests to Navigant International, Inc., an unrelated third party, for a total consideration of approximately $41,000,000.